     As filed with the Securities and Exchange Commission on April 22, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------
                                NOBLE CORPORATION
             (Exact name of registrant as specified in its charter)

         CAYMAN ISLANDS                                     1381                              98-0366361
(State or other jurisdiction of                 (Primary Standard Industrial               (I.R.S. Employer
 incorporation or organization)                  Classification Code Number)            Identification Number)


                                                                                           ROBERT D. CAMPBELL
                                                                                               PRESIDENT
                                                                                            NOBLE CORPORATION
               13135 SOUTH DAIRY ASHFORD, SUITE 800                               13135 SOUTH DAIRY ASHFORD, SUITE 800
                      SUGAR LAND, TEXAS 77478                                            SUGAR LAND, TEXAS 77478
                          (281) 276-6100                                                     (281) 276-6100
       (Address, including Zip Code, and telephone number,              (Name, address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)              including area code, of agent for service)

                                   ----------
                                    Copy to:
                                 David L. Emmons
                               Baker Botts L.L.P.
                           2001 Ross Avenue, Suite 700
                            Dallas, Texas 75201-2980
                                 (214) 953-6500

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of Noble Drilling Corporation, a Delaware corporation ("Noble-Delaware"), with Noble Cayman Acquisition Corporation, an indirect, wholly owned subsidiary of the registrant, have been satisfied.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [X] 333-84278

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                         AMOUNT TO          PROPOSED           PROPOSED
                                                             BE             MAXIMUM            MAXIMUM
              TITLE OF EACH CLASS OF                     REGISTERED      OFFERING PRICE       AGGREGATE           AMOUNT OF
          SECURITIES TO BE REGISTERED(1)                     (2)           PER SHARE(3)    OFFERING PRICE(3)   REGISTRATION FEE
          ------------------------------                 ----------      --------------    -----------------   ----------------
Ordinary Shares, par value U.S.$0.10 per share ......    2,500,000        $    39.625        $ 99,062,500       $     9,114
===============================================================================================================================

(1) Includes Series A Junior Participating Preferred Share Purchase Rights (the "Rights"). The Rights are associated with and will trade with the Ordinary Shares of the registrant. No additional registration fee is required with respect to the Rights.

(2) Represents the number of additional Ordinary Shares of the registrant that may be issued in connection with the merger of Noble-Delaware and Noble Cayman Acquisition Corporation (the "merger"), as described in Registration Statement No. 333-84278, which became effective on March 22, 2002. In connection with the filing of that Registration Statement, 132,135,326 Ordinary Shares of the registrant (and the related Rights) were registered with the Securities and Exchange Commission and a fee of $441,948 was paid. The registrant now anticipates that up to 134,635,326 of its Ordinary Shares (and related Rights) may be issued in the merger.

(3) Reflects the market price of the common stock of Noble-Delaware to be exchanged for Ordinary Shares of the registrant in connection with the merger computed in accordance with Rule 457(c) and Rule 457(f)(1) under the Securities Act based upon the average of the high and low prices of the common stock of Noble-Delaware as reported by the New York Stock Exchange, Inc. on April 15, 2002, and is estimated solely to determine the registration fee.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.
================================================================================

                                EXPLANATORY NOTE

    This Registration Statement is being filed by the registrant pursuant to General Instruction K to Form S-4 Registration Statement and Rule 462(b) under the Securities Act of 1933 to register an additional 2,500,000 Ordinary Shares of the registrant (and related Series A Junior Participating Preferred Share Purchase Rights (the "Rights")) for issuance in connection with the merger of Noble Cayman Acquisition Corporation, an indirect, wholly owned subsidiary of the registrant, with and into Noble Drilling Corporation (the "Merger").

    The registrant previously registered a total of 132,135,326 Ordinary Shares (and related Rights) in connection with the Merger by means of a currently effective Registration Statement on Form S-4 (Registration No. 333-84278), which was originally filed with the Securities and Exchange Commission on March 13, 2002 and the final proxy statement/prospectus of which was filed pursuant to Rule 424(b)(3) on March 22, 2002 (the "Prior Registration Statement"). The total number of Ordinary Shares of the registrant (and related Rights) to be issued pursuant to the Merger is now expected not to exceed 134,635,326.

                           INCORPORATION BY REFERENCE

    The contents of the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on April 22, 2002.

                                          NOBLE CORPORATION



                                          By: /s/ ROBERT D. CAMPBELL
                                             -----------------------------------
                                                  Robert D. Campbell
                                                      President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 22, 2002 in the capacities indicated.



                    SIGNATURE                                                      TITLE
                    ---------                                                      -----
                /s/ JAMES C. DAY                                   Chairman of the Board, Chief Executive Officer and
-----------------------------------------------------                  Director (Principal Executive Officer)
                    James C. Day*


              /s/ ROBERT D. CAMPBELL                                           President and Director
-----------------------------------------------------
                  Robert D. Campbell


               /s/ MARK A. JACKSON                               Senior Vice President -- Finance, Chief Financial
-----------------------------------------------------               Officer, Treasurer, Controller and Assistant
                   Mark A. Jackson                             Secretary (Principal Financial and Accounting Officer)



              /s/ JULIE J. ROBERTSON                             Senior Vice President -- Administration, Secretary
-----------------------------------------------------                               and Director
                 Julie J. Robertson


*By:          /s/ ROBERT D. CAMPBELL
    -------------------------------------------------
         Robert D. Campbell, Attorney-In-Fact

                                  EXHIBIT INDEX



EXHIBIT                 EXHIBIT DESCRIPTION
-------                 -------------------
   5.1                  Opinion of Maples and Calder, regarding the legality of
                        securities to be issued by Noble Corporation, a Cayman
                        Islands exempted company limited by shares

  23.1                  Consent of PricewaterhouseCoopers LLP

  23.2                  Consent of Maples and Calder (included in Exhibit 5.1)

  23.3                  Consent of Maples and Calder

  23.4                  Consent of Thompson & Knight L.L.P.

  24.1 Power of Attorney given by James C. Day (incorporated by reference to the power of attorney contained in Form S-4
                        Registration Statement (No. 333-84278))

  99.1                  Consent of Michael A. Cawley as nominee for directorship

  99.2 Consent of Lawrence J. Chazen as nominee for directorship

  99.3                  Consent of Luke R. Corbett as nominee for directorship

  99.4                  Consent of Marc E. Leland as nominee for directorship

  99.5                  Consent of Jack E. Little as nominee for directorship

  99.6                  Consent of William A. Sears as nominee for directorship



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